UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 22, 2014

HENRY SCHEIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27078	11-3136595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 Duryea Road Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (631) 843-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendments to Existing Credit Facility

On September 22, 2014, Henry Schein, Inc. (the “Company”) amended its Credit Agreement dated as of September 12, 2012 by and among the Company, as borrower, the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto, to, among other things, reduce overall pricing, remove the consolidated interest coverage ratio and extend the maturity date to September 22, 2019 (the “Credit Agreement Amendment”).

The foregoing description of the Credit Agreement Amendment is not complete and is qualified in its entirety by the actual terms of the Credit Agreement Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Amendments to Existing Private Placement Shelf Facilities

On September 22, 2014, the Company amended its Private Shelf Agreement dated as of August 9, 2010 (the “Private Shelf Agreement”), by and among the Company, Prudential Investment Management, Inc. (“Prudential”) and each Prudential affiliate which becomes party thereto, to, among other things, increase the aggregate principal amount of notes available under the facility from $350,000,000 to $500,000,000 and to extend the outside date for the issuance period to September 22, 2017 (the “Prudential Shelf Facility Amendment”). As of the date hereof, notes in the aggregate principal amount of $200,000,000 have been issued under the Private Shelf Agreement.

The foregoing description of the Prudential Shelf Facility Amendment in this Form 8-K is not complete and is qualified in its entirety by the actual terms of the Prudential Shelf Facility Amendment, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Additionally, on September 22, 2014, the Company amended its Master Note Facility dated as of August 9, 2010 (the “Master Note Facility”), by and among the Company, NYL Investors LLC (as successor in interest to New York Life Investment Management LLC) (“NY Life”) and each NY Life affiliate which becomes party thereto, as amended, to, among other things, increase the aggregate principal amount of notes available under the facility from $225,000,000 to $275,000,000 and to extend the outside date for the issuance period to September 22, 2017 (the “NY Life Shelf Facility Amendment”). As of the date hereof, notes in the aggregate principal amount of $150,000,000 have been issued under the Master Note Facility.

The foregoing description of the NY Life Shelf Facility Amendment in this Form 8-K is not complete and is qualified in its entirety by the actual terms of the NY Life Shelf Facility Amendment, a copy of which is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Further, on September 22, 2014, the Company amended its Master Note Purchase Agreement dated as of April 27, 2012 (the “Master Note Purchase Agreement”), by and among the Company, Metropolitan Life Insurance Company (“MLIC”), MetLife Investment Management, LLC (f/k/a MetLife Investment Advisors Company, LLC) (“MIM” and together with MLIC, “MetLife”) and each other MetLife affiliate which becomes party thereto, to, among other things, extend the outside date for the issuance period to September 22, 2017 (the “MetLife Shelf Facility Amendment”). As of the date hereof, no notes have been issued under the Master Note Purchase Agreement.

The foregoing description of the MetLife Shelf Facility Amendment in this Form 8-K is not complete and is qualified in its entirety by the actual terms of the MetLife Life Shelf Facility Amendment, a copy of which is attached hereto as Exhibit 4.3 and is incorporated herein by reference.

Amendments to Existing Receivables Purchase Agreement

On September 22, 2014, the Company amended its Receivables Purchase Agreement dated as of April 17, 2013 by and among the Company, as servicer, HSFR, Inc., as seller, The Bank of Tokyo-Mitsubishi UFJ, LTD., New York Branch, as agent and the various purchaser groups from time to time party thereto, as amended, to, among other things, extend the scheduled facility termination date to April 15, 2017 with the ability to mutually agree to additional one-year extensions (the “Bank of Tokyo Amendment” and collectively with the Credit Agreement Amendment, the Prudential Shelf Facility Amendment, the NY Life Shelf Facility Amendment and the MetLife Shelf Facility Amendment, the “Amendments”).

The foregoing description of the Bank of Tokyo Amendment in this Form 8-K is not complete and is qualified in its entirety by the actual terms of the Bank of Tokyo Amendment, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 8.01.	Other Events.

On September 26, 2014, the Company issued a press release announcing entry into the Amendments, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

4.1	Letter Agreement dated as of September 22, 2014 amending the Private Shelf Agreement, dated as of August 9, 2010, by and among the Company, Prudential Investment Management, Inc. and each Prudential affiliate which becomes party thereto, as amended.

4.2	Letter Agreement dated as of September 22, 2014 amending the Master Note Facility, dated as of August 9, 2010, by and among the Company, NYL Investors LLC (as successor in interest to New York Life Investment Management LLC) and each NY Life affiliate which becomes party thereto, as amended.

4.3	Letter Agreement dated as of September 22, 2014 amending the Master Note Purchase Agreement, dated as of April 27, 2012, by and among the Company, Metropolitan Life Insurance Company, MetLife Investment Management, LLC (f/k/a MetLife Investment Advisors Company, LLC) and each MetLife affiliate which becomes party thereto.

10.1	First Amendment dated as of September 22, 2014 to the Credit Agreement, dated as of September 12, 2012, by and among the Company, the several lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and the other agents party thereto.

10.2	Amendment No. 1 dated as of September 22, 2014 to the Receivables Purchase Agreement, dated as of April 17, 2013, by and among the Company, as servicer, HSFR, Inc., as seller, The Bank of Tokyo-Mitsubishi UFJ, LTD., New York Branch, as agent and the various purchaser groups from time to time party thereto, as amended.

99.1	Press Release dated September 26, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENRY SCHEIN, INC.

Date: September 26, 2014	By:	/s/ Walter Siegel
Walter Siegel
Senior Vice President and General Counsel